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                                                                     Exhibit 5.1
                                                                     -----------

                                                       HARRIS BEACH LLP
                                                       Attorneys at Law

                                                       The Granite Building
                                                       130 East Main Street
                                                       Rochester, New York 14604
                                                       (716)232-4440

June 21, 2001


                   OPINION AND CONSENT OF HARRIS BEACH LLP
                   ---------------------------------------

Electric Fuel Corporation
632 Broadway (Suite 301)
New York, New York 10012

Ladies and Gentlemen:

  This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 350,000 shares of common stock, par value $.01 per share (the "Common Stock") of Electric Fuel Corporation ("the Company").

  We have (i) examined and relied upon original, certified, conformed, photostat or other copies of the Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation") of the Company, the Bylaws, as amended ("Bylaws") of the Company and such other documents and records, and (ii) made such investigation of fact and such examination of law, as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such investigation, we have relied, without independent verification, upon representations and/or certificates of the officers of the Company.

  Based upon the foregoing, we are of the opinion that the Common Stock, when issued, will be validly issued, fully paid, and non-assessable.

  In rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective under the Securities Act; (ii) a prospectus supplement describing the Common Stock offered pursuant to the Registration Statement (the "Offered Stock") will have been filed with the SEC; (iii) the Offered Stock will have been offered and sold in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Certificate of Incorporation, the Company's Bylaws, and applicable law; (iv) any shares of Offered Stock so offered and sold will have been within the limits of the Common Stock then remaining authorized but unissued; (v) resolutions authorizing the Company to issue, offer and sell the Offered Stock will have been validly adopted by the Company's Board of Directors and will be in full force and effect at all times at which the Offered Stock is offered or sold by the Company; and (vi) any subscription agreement or other agreement upon which approval of the Company's Board of Directors for issuance of the Offered Stock is predicated will have been duly authorized, executed and delivered by the prospectus purchaser of such Offered Stock.

  The opinion set forth above is subject to the following qualifications:

     (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

     (b) In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the current laws of the States of New York and Delaware.

     (c) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (d) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist.

                                   /s/ HARRIS BEACH LLP

                                   HARRIS BEACH LLP